UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2026

Element Solutions Inc

(Exact name of registrant as specified in its charter)

Delaware	001-36272	37-1744899
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 South Pointe Drive, Suite 200		33139
Miami Beach, Florida		(Zip Code)
(Address of principal executive offices)

Registrant's telephone number, including area code: (561) 207-9600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ESI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Amendment No. 1 (this “Amendment”) to the Current Report on Form 8-K of Element Solutions Inc (“Element”) amends Element's Current Report on Form 8-K, which was filed with the Securities and Exchange Commission on July 6, 2026 (the “Original Report”). This Amendment is being filed solely to correct typographical errors in the previously filed version of the Agreement and Plan of Merger, dated as of July 6, 2026, by and among Element, Solstice Advanced Materials Inc., Solar Merger Sub One Inc. and Solar Merger Sub Two LLC, and replace in its entirety Exhibit 2.1 filed with the Original Report with the correct version of Exhibit 2.1 filed herewith. Other than as described above, this Amendment does not amend any other information previously filed in the Original Report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of July 6, 2026, by and among Element Solutions Inc, Solstice Advanced Materials Inc., Solar Merger Sub One Inc. and Solar Merger Sub Two LLC.*

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Schedules and/or exhibits have been omitted pursuant to Instruction 4 to Item 1.01 of Form 8-K. Element agrees to furnish supplementally a copy of any omitted schedules and/or exhibits to the SEC on a confidential basis upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELEMENT SOLUTIONS INC.

Date: July 8, 2026	By:	/s/ Caroline S. Lind
		Name:	Caroline S. Lind
		Title:	General Counsel and Secretary